Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Chinook Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share, 2015 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	2,190,325(2)	$12.59(3)	$27,565,241(3)	0.0000927	$2,556

Equity	Common stock, par value $0.0001 per share, 2015 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	547,581(4)	$10.70(5)	$5,857,611(5)	0.0000927	$544

Equity	— To be issued under an Inducement Stock Option Award, dated November 30, 2020	Rule 457(h)	10(6)	$13.98(7)	$140(7)	0.0000927	$1

Equity	— To be issued under an Inducement Stock Option Award, dated April 30, 2021	Rule 457(h)	125,267(8)	$17.95(9)	$2,248,543(9)	0.0000927	$209

Equity	— To be issued under an Inducement Stock Option Award, dated June 30, 2021	Rule 457(h)	25,733(10)	$14.12(11)	$363,350(11)	0.0000927	$34

Equity	— To be issued under an Inducement Stock Option Award, dated January 31, 2022	Rule 457(h)	150,000(12)	$12.90(13)	$1,935,000(13)	0.0000927	$180

Total Offering Amounts							$37,969,885

Total Fee Offsets							—

Net Fee Due							$3,519.81

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents additional shares to be registered under the Chinook 2015 Equity Incentive Plan (the “Chinook 2015 Plan”) resulting from the annual automatic increase in the number of authorized shares available for issuance under the Chinook 2015 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on March 11, 2022.

(4)

Represents additional shares to be registered under the Chinook 2015 Employee Stock Plan (the “Chinook 2015 ESPP”) resulting from the annual automatic increase in the number of authorized shares available for issuance under the Chinook 2015 ESPP.

(5)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $10.70 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 11, 2022, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the Chinook 2015 ESPP.

(6)

Consists of additional shares of the Registrant’s common stock issuable under a new employment inducement stock option award granted on November 30, 2020 in accordance with Nasdaq Listing Rule 5635(c)(4). 144,777 shares issuable under this stock option award were previously registered on a Form S-8 (File No. 333-255109).

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $13.98 per share.

(8)	Consists of 125,267 shares of the Registrant’s common stock issuable under a new employment inducement stock option award granted on April 30, 2021 in accordance with Nasdaq Listing Rule 5635(c)(4).
(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $17.95 per share.

(10)	Consists of 25,733 shares of the Registrant’s common stock issuable under a new employment inducement stock option award granted on June 30, 2021 in accordance with Nasdaq Listing Rule 5635(c)(4).
(11)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $14.12 per share.

(12)	Consists of 150,000 shares of the Registrant’s common stock issuable under a new employment inducement stock option award granted on February 4, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).
(13)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $12.90 per share.